Exhibit 10.1

CONSENT AND FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 14, 2013 (this “First Amendment”) is made by and among GSI Group Corporation, a Michigan corporation (the “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (“Holdings”), each of the other Guarantors party hereto, each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 27, 2012 (the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain financial accommodations to the Borrower. The Borrower, the Lenders and Administrative Agent wish to amend the Credit Agreement in certain respects in connection with the New Permitted Acquisition (as defined below), all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1. Definitions. Except as otherwise defined in this First Amendment, terms defined in the Credit Agreement are used herein as defined therein.

2. Conditional Consent. Effective solely upon satisfaction of each of the conditions precedent set forth in Section 4 below, the Administrative Agent and the Lenders hereby consent to the consummation of that certain acquisition (the “New Permitted Acquisition”) by Holdings of all of the equity interests of a target (the “New Target”) previously disclosed to the Administrative Agent and Lenders in writing. Except for the foregoing consent and the amendments to the Credit Agreement contained in Section 3 below, nothing contained herein shall constitute or be deemed to be a waiver of, or consent to any departure from any other term or provision in the Credit Agreement or any other Loan Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent constitute a course of dealing among the parties; provided, however, that if (i) any representation or warranty herein proves to be untrue in any material respect or (ii) the Loan Parties fail to join the New Target as a Borrower under the Credit Agreement within the timeframe set forth in Section 6 below (subject to any extension of the applicable timeframe consented to by the Administrative Agent in its sole discretion) and fulfill the other conditions subsequent set forth in Section 6 below, then the consent set forth in this Section 2 shall automatically and without further action be rendered null and void ab initio.

3. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the undersigned Lenders hereby agree that, effective as of the date hereof, the Credit Agreement shall be amended as follows:

(a) Section 7.02 of the Credit Agreement shall be amended by amending and restating clause (a) in its entirety as follows:

“(a) Indebtedness of Holdings or any of its Subsidiaries owed to Holdings or a wholly-owned Subsidiary of Holdings, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Debt” under the Security Agreement, (ii) be subordinated in rights of payment to the Obligations and (iii) be otherwise permitted under the provisions of Section 7.03;”

(b) Section 7.03 of the Credit Agreement shall be amended by amending and restating clause (d) in its entirety as follows:

“(d) intercompany loans and advances to Holdings; provided that such intercompany loans and advances shall be unsecured and expressly subordinated in right of payment to the Obligations;”

(c) Additional changes to the Credit Agreement to reflect adding the New Target as a Co-Borrower will be required and incorporated into the Joinder and Amendment Agreement referenced in Section 6(ii)(A) below.

4. Conditions Precedent. The consent set forth in Section 2 hereof and the amendments to the Credit Agreement set forth in Section 3 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions precedent:

(a) the Borrower shall have delivered to the Administrative Agent a counterpart of this First Amendment executed by the Borrower and each other Loan Party;

(b) the Required Lenders and the Administrative Agent shall have indicated their consent and agreement by executing this First Amendment;

(c) the representations and warranties made by each Loan Party in Section 5 hereof are true and correct as of the date hereof;

(d) no Event of Default shall have occurred and be continuing; and

(e) the New Permitted Acquisition shall be consummated substantially concurrently with the effectiveness of this First Amendment.

5. Representations and Warranties.

(a) The Borrower and the other Loan Parties each represents and warrants to the Lenders that the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all

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material respects on the date hereof, other than any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof; provided that (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (b) the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively and (c) each reference in the Credit Agreement to “this Agreement” or the “Credit Agreement” or the like shall include reference to this First Amendment and the Credit Agreement as amended hereby.

(b) The Borrower and the other Loan Parties each represents and warrants to the Lenders that the New Permitted Acquisition would fulfill all requirements set forth in Section 7.03(j) of the Credit Agreement to constitute a Permitted Acquisition if the reference to “Borrower” in such clause (j) is deemed, solely for purposes of this representation, to refer to Holdings.

6. Conditions Subsequent. Upon the consummation of the New Permitted Acquisition (such date, the “New Acquisition Date”), the Borrower shall, at the Borrower’s expense:

(i) within 10 days of the New Acquisition Date, furnish to the Administrative Agent a description of the real and personal properties of the New Target, in reasonable detail,

(ii) within 15 days of the New Acquisition Date, as extended by the Administrative Agent in its sole discretion,

(A) cause the New Target to duly execute a joinder and amendment (the “Joinder and Amendment Agreement”) to the Credit Agreement as a Borrower,

(B) cause the New Target to duly execute and deliver to the Administrative Agent (x) if any such Person owns any Material Properties, deeds of trust, trust deeds, deeds to secure debt, and mortgages, and (y) Security Agreement Supplements, IP Security Agreement Supplements (only with respect to any U.S. registrations and applications for registration of IP Rights included in the Collateral and excluding any “intent to use” trademark or service mark applications) (including delivery of all Pledged Interests in and of the New Target) and other security and pledge agreements, securing payment of all the Obligations of each such Subsidiary under the Loan Documents and constituting Liens on all such real and personal properties,

(C) cause the New Target and each of its Domestic Subsidiaries to deliver a certificate of an authorized officer of such Person, attaching: (a) a copy of the articles or certificate of incorporation of such Person certified as of a recent date by the Secretary of State of the state of organization of such Person, together with certificates of such official attesting to the valid existence, good standing and

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qualification to engage in business in such Person’s jurisdiction of organization; (b) the bylaws or operating agreement (or equivalent such constitutional document), as applicable, of such Person as in effect on the date of such certification; and (c) such certificates of resolutions or other action, incumbency and/or other certificates of Responsible Officers of each such Person as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party, and

(D) deliver an updated Perfection Certificate,

(iii) within 30 days of the New Acquisition Date, cause each such Subsidiary to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of, and requested by, the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6, enforceable against all third parties in accordance with their terms,

(iv) within 60 days of the New Acquisition Date, deliver to the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each Material Property owned by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Material Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

For the avoidance of doubt, (i) failure to perform any obligations set forth above by the respective dates indicated (subject to any extensions of such dates as consented to by the Administrative Agent in its sole discretion) shall constitute an Event of Default under the Credit Agreement, and (ii) the obligations set forth above are in addition to, not in place of, any obligations under Section 6.12 of the Credit Agreement with respect to the Subsidiaries of the New Target, all of which shall be fulfilled as well.

7. Effect on Loan Documents. The Credit Agreement (as amended hereby) and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein the

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execution, delivery, and performance of this First Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each of the Loan Parties hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party.

8. No Novation; Entire Agreement. This First Amendment evidences solely the amendment of the terms and provisions of the obligations of the Borrower and the other Loan Parties under the Loan Documents and is not a novation or discharge thereof. There are no other understandings, express or implied, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders regarding the subject matter hereof or thereof.

9. Choice of Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Counterparts; Facsimile Execution. This First Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this First Amendment.

11. Construction. This First Amendment is a Loan Document. This First Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this First Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement. Upon and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

BORROWER:
GSI GROUP CORPORATION

By:	/s/ Robert Buckley
Name:	Robert Buckley
Title:	Chief Financial Officer

HOLDINGS:
GSI GROUP INC.

By:	/s/ Robert Buckley
Name:	Robert Buckley
Title:	Chief Financial Officer

GUARANTORS:
EXCEL TECHNOLOGY, INC.
MICROE SYSTEMS CORP.
MES INTERNATIONAL INC.

By:	/s/ Robert Buckley
Name:	Robert Buckley
Title:	Secretary

CAMBRIDGE TECHNOLOGY, INC.
CONTINUUM ELECTRO-OPTICS, INC.
PHOTO RESEARCH, INC.
QUANTRONIX CORPORATION
SYNRAD, INC.

By:	/s/ Robert Buckley
Name:	Robert Buckley
Title:	Assistant Secretary

GSI GROUP LIMITED

By:	/s/ Robert Buckley
Name:	Robert Buckley
Title:	Director

[First Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Assistant Vice President

[First Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John F. Lynch
Name:	John F. Lynch
Title:	SVP

[First Amendment to Credit Agreement]

SILICON VALLEY BANK

By:	/s/ Michael Shuhy
Name:	Michael Shuhy
Title:	Vice President

[First Amendment to Credit Agreement]

HSBC BANK USA N.A.

By:	/s/ Manuel Burgueno
Name:	Manuel Burgueno
Title:	Vice President

[First Amendment to Credit Agreement]

TD BANK, N.A.

By:	/s/ Amy LeBlanc Hackett
Name:	Amy LeBlanc Hackett
Title:	SVP

[First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter M. Killea
Name:	Peter M. Killea
Title:	Senior Vice President

[First Amendment to Credit Agreement]

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Jed Hall
Name:	Jed Hall
Title:	Managing Director

[First Amendment to Credit Agreement]